EXHIBIT 99.1

NEWS RELEASE

For Information Contact:
David P. Tusa, Executive Vice President, Chief Financial Officer and Corporate Secretary
210.302.0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com

June 2, 2004

NEW CENTURY EQUITY HOLDINGS CORP.
ANNOUNCES EVALUATION OF STRATEGIC ALTERNATIVES AND DELAY IN
DISTRIBUTION OF PROXY MATERIALS

          SAN ANTONIO, TX... New Century Equity Holdings Corp. (OTC BB: NCEH) (the “Company” or “New Century”) announced today that it has been in discussions with various organizations that have expressed an interest in exploring strategic alternatives to New Century’s previously proposed plan of liquidation. The contemplated transactions, which would be alternatives to the previously proposed plan of liquidation, focus on the use of the Company’s cash and significant operating and capital loss carry forwards.

          The Company has delayed the distribution of its previously announced proxy statement (filed with the Securities and Exchange Commission on May 10, 2004) until the Board of Directors has completed its evaluation of all strategic alternatives to the liquidation of the Company.

          The Company also announced today that it has completed the sale of all of its holdings in Princeton eCom for $10.0 million. The Company currently has cash and cash equivalents of approximately $13.3 million. The Company also has a net operating loss carry forward of approximately $8 million and a capital loss carry forward of $67 million.

This press release contains forward-looking statements with respect to our plans, strategic alternatives and objectives, proposed liquidation, general economic conditions and other matters. For this purpose, any statement that is not a statement of historical fact and any statement using the term “believes,” “expects,” “plans,” “anticipates,” “estimates” or any similar expression is a forward-looking statement, including without limitation statements concerning any distribution(s) to stockholders, the timing of dissolution, liquidation and closure of our stock transfer books and the future operation and wind-down of our business. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause the results to differ materially from those in forward-looking statements include those discussed in New Century’s filings with the Securities and Exchange Commission.